POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Eugene W. McDermott and Heather L. Duval, or either of them acting individually, the true and lawful attorney-in-fact for ATEC

Trust to:

(1) execute for and on behalf of ATEC Trust Forms 3, 4, and 5 with respect to the securities of Neurologix Inc. in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of ATEC Trust which may be necessary or desirable to complete and execute any such Form 3, 4,

or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, ATEC Trust, it being understood that the documents executed by such attorney-in-fact on behalf of ATEC Trust pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 ATEC Trust hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the ATEC Trust might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes,

shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  ATEC Trust acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of

ATEC Trust, are not assuming any of ATEC Trust's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until ATEC Trust is no longer required to file Forms 3, 4, and 5 with respect to ATEC Trust's holdings of and transactions in securities issued by Neurologix Inc., unless earlier revoked by ATEC Trust in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, ATEC Trust has caused this Power of Attorney to be executed as of this 29th day  of  June, 2006.

                       ATEC Trust

      /s/ Warwick J. Greenwood

      ______________________

      By:   Warwick J. Greenwood

      Title:  Trustee